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                                                                    EXHIBIT 10.3


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                            SHARE PURCHASE AGREEMENT

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                                 BY AND BETWEEN


                            DAVID MEDVED AND OTHERS


                                      AND


                            MRV COMMUNICATIONS INC.



                             RELATING TO THE SHARES



                                       OF


                                   JOLT LTD.




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                             DATED 14TH APRIL 2000

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                                TABLE OF CONTENTS

ARTICLE

I.    SALE AND PURCHASE OF THE SHARES

      1.1   Sale and Purchase of the Shares....................................

      1.2   Closing............................................................

      1.3   Purchase Price.....................................................

      1.4   Certain Definitions................................................


II.   CONDITION PRECEDENT TO OBLIGATION OF BUYERS TERMINATION

      2.1

      2.2   Deliveries and Proceedings at Closing .............................

      2.3   Termination Prior to Closing ......................................

      2.4   Fulfillment of Conditions and Agreements Prior to Closing..........


III.  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      3.1   Corporate Organization.............................................

      3.2   Capitalization: Title to Shares....................................

      3.3   Subsidiaries.......................................................

      3.4   Authorization and Validity of Agreement............................

      3.5   No Conflict or Violation...........................................

      3.6   Accounts and Related Matters.......................................

      3.7   Governmental Approvals.............................................

      3.8   Actions and Proceedings............................................

      3.9   Taxes..............................................................

      3.10  Real and Personal Property.........................................

      3.11  Intellectual Property..............................................



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
      3.12  Outstanding Commitments............................................

      3.13  Compliance with Law................................................

      3.14  Environmental Compliance...........................................

      3.15  Employment Matters.................................................

      3.16  Insurance..........................................................

      3.17  Bank Accounts......................................................

      3.18  Disclosure.........................................................


IV.   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      4.1   Corporate Organization.............................................

      4.2   Authorization and Validity of Agreement............................

      4.3   No Conflict or Violation...........................................

      4.4   Governmental Approvals.............................................


V.    COVENANTS OF THE SELLER

      5.1   Ordinary Course of Business........................................

      5.2   Access and Information.............................................


VI.   ADDITIONAL AGREEMENTS

      6.1   Approval by the Anti Trust Commissioner............................

      6.2   Other Approvals....................................................


VII.  REPAYMENT AND INDEMNIFICATION OBLIGATIONS

      7.1   Repayment Obligations of the Seller................................

      7.2   Survival or Representations........................................

      7.3   Indemnification by Seller..........................................

      7.4   Indemnification by Buyer...........................................



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
      7.5   Notice of Claims...............................................

      7.6   Third Party Claims.............................................

      7.7   Company Liability..............................................

      7.9   Time for Claims................................................


VIII. MISCELLANEOUS

      8.1   Publicity......................................................

      8.2   Further Assurances ............................................

      8.3   Offset Assignment..............................................

      8.4   Schedules......................................................

      8.5   Amendment and Waiver: Cumulative Effect........................

      8.6   Severability ..................................................

      8.7   Financial Advisors, Brokers and Finders........................

      8.8   Cost and Expenses..............................................  15

      8.9   Notices........................................................

      8.10  Entire Agreements..............................................

      8.11  No Third Party Rights Assignment...............................

      8.12  Transfer Taxes.................................................

      8.13  Governing Law..................................................



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                            SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT, dated as of April 14, 2000 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, this "Agreement"), Between:

             1)  MEDVED - AMISHAV YAEL Israeli I.D. No.011816816
             2)  MEDVED, BENYAMIN
             3)  MEDVED, DAVID Israeli I.D. No.000148825
             4)  MEDVED, JONATHAN Israeli I.D. No.011180346
             5)  MEDVED, HARRY
             6)  MEDVED, MICHAEL
             c/o Yigal Slonim, Advocate
             2 Kaufman St.
             Tel Aviv
             jointly and severally (the "Seller" or "the "Sellers")
                                                               OF THE FIRST PART
             AND

             JOLT LTD
             a company registered under the laws of Israel
             Registration Number 51-157359 having its registered office
             At 8 Hamarpeh st. Har Hotzvim, Jerusalem Israel (the "Company")
                                                              OF THE SECOND PART
             AND

             MRV COMMUNICATIONS INC.
             20415 Nordhoff Chatsworth
             Ca, 91311 U.S.A.
             (the "Buyer" or "MRV")
                                                               OF THE THIRD PART

WHEREAS the Sellers are the owners of 5,546,200 issued regular shares nominal value 0.01 each of the capital stock (the "Shares") of the Company (as per the list enclosed to this Agreement and marked A), having a share capital of 240,000 New Israeli Shekel. The List of all Shareholders holding shares and/or options and/or Warrants of the Company is enclosed to this Agreement and marked "A1": and

WHEREAS subject to the terms and conditions hereinafter set forth, the Seller desires to sell, the Shares to the Buyer and cause all the other shareholders of the Company to sell to the Buyer all the Shares of the Company held by them and the Buyer desires to Purchase the Shares and also to purchase all the Shares held by all the other shareholders of the Company: and

WHEREAS the Company agrees to register the Shares in the name of the Buyer as well as to register any additional Shares Purchased by Buyer in his name immediately after the Closing as hereinafter defined:

           NOW, THEREFORE, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:



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                                    ARTICLE I

                         SALE AND PURCHASE OF THE SHARES


       1.1    SALE AND PURCHASE OF THE SHARES.

              Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as such term is defined in Section 1.2 below):

              a) The Sellers shall sell to the Buyer the Shares and shall cause other shareholders of the Company (the "Other Selling Shareholders") to sell to the Buyer an aggregate amount of Shares that together with the Shares will total not less then 80% (eighty percent) of the issued Shares of the Company (the Shares together with the balance of the shares of the Company totaling 80% of the issued shares of the Company, to be sold to the Buyer at the closing-the "Sold Shares"). The Sold Shares will be sold to the Buyer and the Buyer shall purchase from the Seller and the Other Selling Shareholders, the Sold Shares free and clear of all liens as defined in Section 1.4(c) below and together with all rights now and hereafter attaching thereto;

                     This sale and purchase transaction is subject to the conditions set forth in Article II.


       1.2    CLOSING.

              a) The closing of the sale and purchase of the Shares and the Sold Shares (the "Closing") shall be held at the offices of Eckhaus, Talmor, Shilo, Dichno, Attorneys At Law, 3 Daniel Frisch St. Tel-Aviv or at such other location as shall be mutually agreed by the parties, at 11:00 A.M. on April 27th, 2000, or such other time and date as the Buyer may designate in writing at his sole discretion, but not later than May 27st. 2000. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

              b)     At the Closing:

                     (i) the parties shall exchange the documents referred to in this Agreement including the documents referred to in Articles ii and vi.

                     (ii) the Sellers and the Other Selling Shareholders shall deliver to the Buyer duly executed Share Certificates and Share Transfer Deeds for all of the Sold Shares, sufficient to convey to the Buyer good title to the Sold Shares free and clear of all liens and the Buyer shall pay the Share Purchase Price (as defined in Section 1.3 below) to the Seller and to the Other Selling Shareholders by handing over to the Seller and to the Other Selling Shareholders, Share Certificates to the "MRV Shares" as hereinafter defined.



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                     (iii)  all matters at the Closing will be considered to
                            take place simultaneously, and no delivery of any document will be deemed complete until all transactions and deliveries of documents required by this Agreement are completed.


       1.3    PURCHASE PRICE.
              The aggregate consideration to be paid to all the Shareholders of the Company for all the issued Shares of the Company provided all of the issued Shares of the Company are sold to the Buyer shall be U.S. $ 42,500,000 (fourty two million and five hundred thousand U.S. Dollars) (the "Share Purchase Price"). The Share Purchase Price will decrease pro rata in the event that less than a 100% of the issued Shares of the Company will be sold to the Buyer. The Share Purchase Price shall be payable as follows:

              a) The pro rata Share of the Purchase Price to be paid to each one of the Sellers will be paid solely by the issuance by MRV to each one of the Sellers at the closing of an amount of Shares of the Common Stock of MRV (the "MRV Shares") totaling in value U.S. $ 4.2146 (four U.S. Dollars and twenty one point forty six cents) for each share of the Company transferred to MRV with the number of such MRV Shares (the "PP Shares") to be computed on the basis of the average Closing Price of the MRV Shares reported on Nasdaq for the five (5) business days immediately preceding the execution of this Agreement.

              b) The amount of U.S. $ 4.2146 (four U.S. Dollars and twenty one point forty six cents) per share of the Company transferred in accordance with this Agreement in MRV Shares will be paid to the Sellers and the other Shareholders of the Company that will transfer to the Buyer their shares pro-rata with the amount of Shares of the Company transferred by each Shareholder to MRV.

              c) In the event that the Closing Price of the MRV Shares on the date of registration of the PP Shares with the Securities and Exchange Commission (as such date is defined in this Agreement) when multiplied by the number of the PP Shares will equal less than U.S. $ 4.2146 (four U.S. Dollars and twenty one point forty six cents) but more than U.S $ 3.2388 (three U.S. $ Dollars and twenty three eighty eight cents) the Buyer will issue to the Shareholders that have transferred their shares to the Buyer an additional amount of MRV Shares (the "AD Shares") that together with the PP Shares will equal in value (based on the Closing Price of the MRV Shares on the date of registration) as close an amount as possible to U.S. $ 4.2146 (four U.S. Dollars and twenty one point forty six cents) per share of the Company transferred to the Buyer without having to issue any fractional interests in shares.

              d) In the event that the Closing Price of the MRV Shares on the date of Registration of the PP Shares with the Securities and Exchange Commission when multiplied by the number of the PP Shares will equal less than U.S. $ 3.2388 (three U.S. $ and twenty three eighty eight cents) per Share of the



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                     Company, MRV will not issue any additional MRV Shares other than the AD Shares described in Section 1.3 (c) and the issuance of the PP Shares and the AD Shares to the Shareholders that have transferred their shares in the Company to the Buyer will be considered payment of the full Purchase Price to the Sellers and to the other Shareholders that have transferred their shares to the Buyer.

              e) Seller hereby acknowledges, represents, warrants, and covenants as follows:

                     (i) The MRV shares to be issued to the Seller and to any other selling Shareholders, have not been registered under the United States Securities Act of 1933, as amended (the "Act"), and are not freely tradable. The MRV Shares must be held, unless either a registration statement with respect to the MRV Shares is filed and declared effective under the Act, or an exemption from the registration requirement of the Act is available.

                     (ii) MRV Shares are being acquired for investment for receipients own account and not with a view to sale or resale, to distribute (as that term is defined in the Act) transfer, or to offers in connection therewith. When the MRV Shares have been purchased and issued to a person pursuant to this Agreement no other person will have a beneficial interest in the Shares.

                     (iii) MRV will affix a legend in substantially the following form to the certificates evidencing the MRV Shares:

                            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, unless either the shares have been registered under said Act or an exemption from such registration requirement is available. If the shares are to be sold or transferred pursuant to an exemption from the registration requirement, the Company may require a written opinion of counsel, satisfactory to counsel for Company, to the effect that registration is not required and that such transfer will not violate said Act or applicable state securities law".

              f) Shortly after the closing date, MRV shall file, and shall use its best efforts to cause to become effective, under the Act, a Registration Statement (the "Registration Statement"), which shall provide for the resale to the public of any and all of the Registered Shares by each one of the Selling Shareholders in such manner as the Sellers shall specify to MRV in writing. At all times beginning upon the effectiveness of the Registration Statement and ending at such time as the Sellers shall have sold or otherwise disposed of all of the Registered Shares, MRV shall use its best efforts to maintain the Registration Statement in effect and shall use its best efforts to cause the prospectus contained therein (the "Prospectus") to be and remain current. So that (i) such Prospectus shall at no time contain an untrue statement of a material fact or omit to state a material fact required so as not to be



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                     misleading and (ii) the Sellers may, in accordance with
                     applicable law, make public offers, sales and other distributions of all of the Registered Shares by means of the Prospectus.

              g) The Sellers and all other Shareholders receiving shares of MRV shall indemnify and hold MRV harmless (and every person which shall be deemed to control MRV) from and against any loss, cost, damage or expense of any nature whatsoever which such indemnified party may suffer or incur in the event that the Registration Statement (including the Prospectus) shall at any time contain an untrue Statement of a material fact or omit to state a material fact required to be stated therein not or necessary to make the Statement therein not misleading to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to the Sellers and the Other Shareholders selling their shares to the Buyer or their plan of distribution furnished to MRV for use in the preparation thereof.


       1.4    CERTAIN DEFINITIONS.
              As used in this Agreement, the following terms have the meanings given to them below:

              a) "Accounting Principles" means generally accepted accounting principles in the U.S.A.

              b) "Affiliate" when used with respect to another person or entity shall mean any person or entity controlling, controlled by, or under common control with such person or entity:

              c) "Liens" means all liens, mortgages, charges, security interests, burdens, encumbrances or other restrictions or limitations of any nature whatsoever:

              d) The Phrase "best knowledge of the Seller", or words to that effect, shall mean the knowledge of the members of the Board of Directors of the Seller and the executive management employees of the Seller after reasonable inquiry of the executive management of the Companies:

              e) Unless the context would require otherwise, the term "Material Adverse Effect" shall be measured with respect to the entire business of the Company taken as a whole, as such business is being conducted on the Closing Date. The Seller may, however, at its option, include in the Schedule hereto items which would not have a Material Adverse Effect within the meaning of the immediately preceding sentence in order to avoid any misunderstanding, and such inclusion shall not be deemed to be an acknowledgment by the Seller that such items would have a Material Adverse Effect or to further define the meaning of such term for purposes of this Agreement.



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                                   ARTICLE II

            CONDITION PRECEDENT TO OBLIGATION OF BUYERS` TERMINATION


       2.1 The obligations of Buyer to proceed with the Closing is subject to the fulfillment prior to or at Closing of the conditions set forth in this Section. Any one or more of these conditions may be waived in whole, or in part, by Buyer at Buyer's sole option:

              a) Sellers shall have caused all but not less then 80% of the Shareholders of the Company to sign this Agreement and to transfer to Buyer at least 80% of the issued shares of the Company free and clear of any liens or encumbrances.

              b) Sellers shall have tendered to Buyer at Closing a document signed by each one of the shareholders of the Company waiving his right of first refusal to purchase shares of the Company from any shareholder of the Company (if there is any)and a declaration signed by the Company's attorney that all rights of first refusal under the Company's articles of incorporation have been waived.

              c) Seller shall have notified in writing all the shareholders of the Company of the execution of this Agreement by Seller and the Company and shall have offered all the shareholders of the Company to sell their shares to the Buyer and to execute this Agreement.

              d) The Company shall have paid a payment on account to "Bank Le Pituah Hatasia Ltd." (the "Bank") and shall have received a written confirmation from the Bank that all the debts of the Company to the Bank - Long Term together with Short Term, are not higher than 2,700,000 N.I.S.

              e) Seller and the Company have obtained the approval of the Anti Trust Commissioner to the sale of shares and to the other Contemplated Transactions under this Agreement.

              f) Seller and the Company have obtained the approval of the Chief Scientist ("Madan Rashi") to the sale of shares and to the other Contemplated Transactions under this Agreement.


              g) Seller and the Company have settled to the full satisfaction of the Buyer all law suits now pending against the Company.

              h) Seller and the Company have received all Governmental or other approvals necessary for the transfer of shares and to the other Contemplated Transactions under this Agreement.



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              i)     Each one of the Sellers, the Additional Sellers and the
                     Company shall have performed all of the agreements complied with all of the provisions required by this Agreement to be performed or complied with by such party at or before Closing Date.

              j) No legal requirements shall be in effect that prohibits or threatens to prohibit the Contemplated Transactions or that would limit or adversely affect Buyer's ownership of the Shares or control of the Company or the business. No Legal Proceeding shall be pending, threatened or challenging the lawfulness of the Contemplated Transactions, seeking to prevent or delay any of the Contemplated Transactions or seeking relief by reason of the Contemplated Transactions. Neither Seller, the Company or Buyer shall have received any claim by any person (written or oral) asserting that the person other than Seller and/or the Shareholders listed in Schedule "A1" is the holder or beneficial owner of, or has the right to acquire or obtain beneficial ownership of, the Shares or any equity interest or right in the Company,
                     (ii) has any Encumbrance on or Security Rights in the Shares, or (iii) is entitled to all or any portion of the Purchase Price.

              k) Between the date of this Agreement and the Closing Date, there shall have been no material adverse change, regardless of insurance coverage, in the business or any of the assets, results of operations, liabilities, prospects or condition, financial or otherwise, of the Company.

              l) Seller shall have delivered a certificate, dated as of the Closing Date, in a form satisfactory to Buyer certifying to the fulfillment of the conditions set forth in Section 2.2. The contents of the certificate shall constitute a representation and warranty of Seller and the Company as of the Closing Date and shall be deemed relied upon by Buyer and fully incorporated in this Agreement.

              m) The Company and each party to this Agreement shall have received all Required Authorizations under any applicable Legal Requirements necessary to consummate the Contemplated Transactions. The Company shall also have received all Required Authorizations.

              n) Buyer shall have completed to its satisfaction its business and legal due diligence investigation of the Company, its property and Business.

              o) Buyer shall also have received the other documents referred to in Section 3. All certificates, opinions and other documents delivered by Seller or the Company to Buyer under this Agreement shall be satisfactory to Buyers in form and substance.

              p) David Medved shall have entered into a Non-Competition and Non-Solicitation Agreement for a period of 3 years with Buyer.

              q) Seller and Additional Sellers shall have entered into a stock restriction agreement with Buyer.



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

              r) Buyer's Board of Directors shall have authorized Buyer to enter into, and shall have approved this Agreement and the Contemplated Transactions.

              s) The representations and warranties of Seller and the Company contained in this Agreement shall be accurate and complete, individually and collectively, in all material respects (i) as of the date of this Agreement and (ii) as of the Closing Date as if made on the Closing Date.


       2.2    DELIVERIES AND PROCEEDINGS AT CLOSING

              a) Seller and other Selling Shareholders shall deliver to Buyer at the Closing:

                     (i) Certificates representing the Shares, free of all Encumbrances, duly endorsed in negotiable form or accompanied by stock powers duly executed in blank, and signed share transfer Deeds with signatures witnessed by an Attorney, a Notary, or a witness.

                     (ii) Certificates signed by the Company's Attorney dated not more than 2 days prior to Closing Date to the effect that the Company is a validly existing corporation.

                     (iii) Certificate of the Attorney of the Company (A) setting forth all resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the performance by the Company of the Contemplated Transactions, and
                            (B) stating that the Governing Documents of the Company were in effect on the date of adoption of those resolutions, the date of execution of this Agreement and the Closing Date.

                     (iv) General releases by Seller, and all directors and officers of the Company of all Liability of the Company to them and of any claim that they, or any of them, may have against the Company.

                     (v) The minute books, stock certificate book and transfer ledgers certified to correct by the Company's Attorney and corporate seal of the Company.

                     (vi) Resignations of the officers and directors of the Company and resignations of all authorized signatories to all of the bank and other depository and investment accounts of the Company, effective as of the Closing Date.

                     (vii) Such other agreements and documents specified in this Agreement and as Buyer may reasonably request.

              b) Buyer shall deliver or cause to be delivered to Seller, at the Closing:

                     (i) A stock certificate for the unvested shares due to Sellers and to the other Selling Shareholders in accordance with Section 1.3 registered in the name of the Seller or according to his order, shall be delivered to Yigal Slonim, Advocate, as escrow agent, pursuant to the terms of this Agreement.

       2.3    TERMINATION PRIOR TO CLOSING

              a) EVENTS OF TERMINATION. This Agreement may be terminated in writing at any time prior to the Closing by: (i) the mutual consent of Buyer, Seller and the Company; (ii) Buyer, if any of the conditions specified in Section 2.1 and 2.2 shall not have been fulfilled (or if satisfaction becomes impossible) on or before the Closing Date and shall not have been waived by Buyer; (iii) by Buyer, if a material breach of any provision of this Agreement has been committed by Seller or the Company and such breach has not been cured or waived by Buyer; (iv) by Seller, if a material breach of any provision of this Agreement has been committed by Buyer and such breach has not been cured or waived by Seller.

              b) CONSEQUENCES OF TERMINATION. If this Agreement is terminated by mutual consent of the parties, no party shall have any obligation to any other party as a result of that termination. If any party terminates this Agreement for any reason other than as described in Section 2.3 (a) Buyer, on the one hand, and Seller and the Company, on the other hand, shall be liable to the other for any breach of this Agreement by such party which breach led to such termination. Each party shall also be entitled to any other remedy to which it may be entitled at law or in equity, including injunctive relief and specific performance. All rights and obligation of the parties set forth in Section
                     8.1 shall survive termination of this Agreement. Notwhithstanding the above, Seller can not terminate this Agreement even if the Closing date will be postponed by Buyer at Buyer's sole discretion provided such postponement will not exceed 30 days..


       2.4    FULFILLMENT OF CONDITIONS AND AGREEMENTS PRIOR TO CLOSING
              Each party shall satisfy all of those conditions to the obligations of the other under this Article II, on or prior to the Closing Date. Each party shall cooperate with the other and take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or advisable, including making or obtaining any and all Required Authorization, to consummate and make effective the Contemplated Transactions.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER


The Seller hereby represents and warrants to and for the benefit of the Buyer as follows:

       3.1    CORPORATE ORGANIZATION.
              The Company is a company duly incorporated and validly existing under the laws of Israel, and has all requisite corporate power and authority to own its respective properties and assets and to conduct its respective businesses as now being conducted. True and complete copies of the Organizational Documents of the Company, as amended to the date hereof, are attached hereto as Schedule 3.1.

       3.2    CAPITALIZATION: TITLE TO SHARES.

              a) The capital of the Company consists of 24,000,000 shares, nominal value N.I.S 0.01 per share, out of which 10,083,900 are validly issued and fully-paid after all vested Options and Warrants are exercised.. The Shares are the only outstanding interests in the capital of the Company, and there are no outstanding subscriptions, options, conversion rights, warrants, preemptive rights or other agreements providing for the purchase, issuance or sale of any interests in the capital of the Company, other than as contemplated by this Agreement.

              b) Each one of Sellers is the lawful owner of the Shares listed next to his name in Annex A, free and clear of all Liens. Each one of the Sellers has, or will have at Closing, full legal right, power and authority to sell, assign, transfer and convey the Shares in accordance with the terms and subject to the conditions of this Agreement.


       3.3    SUBSIDIARIES.
              Except Air Optics Inc. which is registered in the State of Dellawere U.S.A. the Company does not own, either directly or indirectly, any shares or equity interests in any other legal entity.


       3.4    AUTHORIZATION AND VALIDITY OF AGREEMENT.
              The execution and delivery of this Agreement and the performance of the Seller's obligations hereunder have been duly authorized by and on behalf of the Seller if such authorization is necessary under any law and no other corporate proceeding on the part of the Sellers which are incorporated is or will be necessary to authorize such execution, delivery and performance, This Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Buyer, constitutes the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms and the Seller has entered into no other agreement with another third party providing for the sale of the Shares.

       3.5    NO CONFLICT OR VIOLATION.
              Neither the execution and delivery of this Agreement, nor the performance by the Seller of its obligations hereunder, nor the consummation of the transactions provided for hereby, does or will:

              (i) conflict with or violate any provision of the articles of incorporation or similar governing documents
                     ("Organizational Documents") of any of the Sellers or the
                     Company:

              (ii) results in the cancellation, modification, revocation, or suspension of any permits, authorizations, approvals, registrations and licenses granted by or obtained from any governmental, administrative or regulatory authority ("Permits") issued or granted to the Company:

              (iii) result in the creation of any Liens upon any of the respective properties or assets of the Company: or

              (iv) constitute a violation by the Seller or the Company of any applicable laws, rules or regulations of any governmental, administrative or regulatory authority ("Laws") applicable to it or any judgments, orders, decrees, rulings or awards of any court, arbitrator or other judicial authority or any governmental, administrative or regulatory authority ("Judgments") applicable to it.


       3.6    ACCOUNTS AND RELATED MATTERS.

              a) Schedule 3.6(a) sets forth true and complete copies of the balance sheets and statements of income of the Company for the period ending June 30 1999, together with the related schedules and notes as certified by Someh Hiekin CPA (the "June 1999 Accounts") and the un-audited balance sheets for the fiscal year ending December 31 1999 (December 1999 Accounts"). Except as indicated therein, the June 1999 Accounts and the December 1999 accounts were prepared in accordance with the Accounting Principles consistently applied, and present fairly in all material respects the financial condition of the Company as of December 31 1999. The Seller undertake to cause the Company to hand over to MRV not later than June 30 2000 a complete copy of the audited balance sheets and statements of income of the Company for the fiscal year ending December 31, 1999 ("December 31, 1999 audited accounts").

                     The Seller and the Company hereby represent to Buyer that the December 31, 1999 audited accounts will not be different in all material respects from the December 1999 accounts.

              b) Since December 31 1999 through the date hereof, (I) the Company has conducted its business only in the ordinary course in substantially the same manner as therefore conducted, and has not taken any of the actions described in subparagraphs (I) through (vii) of Section 5.1 of this

                     Agreement that would have required the consent of the Buyer if such action were to be taken between the date hereof and the Closing Date.

              c) Except as set forth on Schedule 3.6 (c), since December 31 1999, the Company has not (I) declared or paid any dividends, or (ii) paid or accrued any management or similar fees to or in favor of any Persons, other than severance payments to Geptah Lorch.


       3.7    GOVERNMENTAL APPROVALS.
              No consent, waiver. approval, authorization, exemption, registration, license or declaration of or by, or filing with, any governmental, administrative or regulatory authority ("Governmental Approval") other than described in this Agreement is required to be made or obtained by the Seller or the Company, in connection with the execution and delivery of this Agreement by the Seller and the Company or the performance by the Seller of its obligations hereunder. Other then the authorization described in this Agreement which the Seller and the Company undertake to apply for immediately after the execution of this Agreement.


       3.8    ACTIONS AND PROCEEDINGS.
              As of the date hereof, there is no action, suit, claim or legal, administrative, arbitration or other alternative dispute resolution proceeding or investigation (each, a "Proceeding" and collectively, "Proceedings") pending or, to the best knowledge of the Seller, threatened in writing against the Company or, with respect to the transactions contemplated herein, against Seller, other then the proceedings described in Schedule 3.8. the Company is not subject to any Judgment that has a Material Adverse Effect or would interfere with the transactions contemplated by this Agreement.


       3.9    TAXES.
              As of the date hereof: (I) the Seller and the Company have filed on a timely basis all returns and reports in respect of taxes for which the Company may be liable: (ii) all taxes required to be paid by the Company that were due and payable prior to the date hereof have been paid: (iii) there are no pending audits or investigations or pending or, to the best knowledge of the Seller, threatened claims relating to taxes for which the Company may become liable: and (iv) no deficiencies for any taxes have been assessed against the Company which remain unpaid. As used in this Agreement, "tax or taxes" shall mean all taxes, assessments and governmental charges of any kind, whether payable directly or by withholding, including without limitation, income, property, sales, customs, value added, employment and social security taxes and charges, together with any interest, penalties or additions to tax with respect thereto, imposed by any governmental authority.

              All Taxes imposed by Law on the Seller or the Company in connection with the transactions under this Agreement including (but not limited to) V.A.T. on the Purchase Price (if due) income tax on the Purchase Price etc. will be paid by the Seller and or any other Selling Shareholder.


       3.10   REAL AND PERSONAL PROPERTY.

              a)     The Company does not own Real Property.

              b) Schedule 3.10 (b) sets forth an accurate and complete list of all real property leased by the Company. Except as set forth on Schedule 3.10 (b

              c) Schedule 3.10 (c) sets forth a true and complete copy of the assets of the Company as of March 31, 2000, listing all material items of machinery, equipment and other tangible personal property (collectively "Machinery and Equipment") owned by the Company as of such date.


       3.11   INTELLECTUAL PROPERTY.
              Schedule 3.11 sets forth a true and complete list of all intellectual property patents, copyrights, trademarks, service marks and trade names owned by or registered in the name of the Company.


       3.12   OUTSTANDING COMMITMENTS.
              Schedule 3.12 sets forth an accurate and complete list of all of the following written Contracts (other than any such Contracts reflected in other Schedules to this Agreement) to which the Company is a party and has any express obligations continuing as of the date hereof:

              (i) loan agreements, guarantee agreements, mortgages, security agreements and other documents or written arrangements relating to the borrowing of money or for lines of credit (other than intercompany loans and indebtedness):

              (ii) working capital maintenance, comfort letters or other forms of guaranty agreements in respect of a third party obligation:

              (iii) contracts or commitments limiting or restricting the Company from engaging in or competing in any line of business or with any person, firm or company:

              (iv)   partnership or joint venture agreements:

              (v) agreements with related parties ("Baalei Inian" and "Nosei Misra") as such term is defined under the Israeli Company Act 1999 and the Israeli Securities Law 1968.

              (vi) agreements relating to third party technology, know-how or processes which the Company is licensed or authorized to use: and

              (vii) any other contract or agreement made in the ordinary course of business pursuant to which annual payments in excess of U.S. $ 50,000 may reasonably be expected to be made.

              (viii) any other contract or agreement made other than in the ordinary course of business pursuant to which annual payments in excess of $ 10,000 may reasonably be expected to be made: (the foregoing Contracts being referred to collectively as the "Outstanding Commitments" and individually as an "Outstanding Commitment"). As of the date hereof, there have been no claims made, or to the best knowledge of the Seller, threatened relating to the validity or enforceability of any of the Outstanding Commitments. As of the date hereof, neither the Seller nor the Company has received written notice that any party to any of the Outstanding Commitments intends to cancel or terminate any Outstanding Commitment.


       3.13   COMPLIANCE WITH LAW.
              To the best knowledge of the Seller, the operations of the Company has been conducted in all material respects in accordance with all applicable Laws and Judgments, Neither the Seller nor the Company has received written notice of any violation of any such Law or of any default with respect to any Judgment applicable to the Company or to any of its respective assets, properties of operations. The Companies have all Permits required for the conduct of its businesses, except where failure to have such Permit would not have a Material Adverse Effect.


       3.14   ENVIRONMENTAL COMPLIANCE.
              To the best knowledge of the Seller, the operations of the Company has been conducted in all material respects in accordance with all applicable Laws regulating emissions, discharges or wastes in the environment (including without limitation ambient air, surface water, ground water or land) or otherwise regulating the manufacturing, processing, distribution, use, treatments, storage, disposal, transport or handling of pollutants, contaminates, chemicals or toxic or hazardous substances or wastes or environmental protection (collectively referred to as "Environmental Laws"). Neither the Seller nor the Company has received written notice from any governmental authority of any material violation of any Environmental Laws.


       3.15   EMPLOYMENT MATTERS.

              a) Schedule 3.15 (a) sets forth (I) an accurate and complete list as of the date hereof of all directors of the Company, and (ii) an accurate and complete list of the collective bargaining agreements applicable to the Company employees.

              b) Schedule 3.15 (b) sets forth (I) the number of employees employed by the Company as of March 31st, 2000, and (ii) a complete list of all employees of the Company entitled as of the date hereof to an annual salary or other compensation in excess of New Shekels 50,000 (the "Listed Employees"). All employment and severance contracts, arrangements or policies pertaining to the employees of the Company comply in all material respects with all applicable requirements of Law, and, except to the extent set forth on
                     Schedule 3.15 (b), none of such contracts, arrangements or policies pertaining to the Listed Employees are more favorable than the applicable Collective Agreements (Heskemim Kibutziim), or the applicable requirements of Law in any material respect.

              c) Since December 31st 1999, the Company did not (I) pay or agree to pay any bonuses or made or agreed to make any increase in the rate of wages, salaries or other remuneration of any of its directors or employees other than in the ordinary course of business and in a manner consistent with past practice or as dictated by applicable Law or the applicable collective Agreements, or (ii) changed its hiring or termination policies or practices in any material respect.

              d) Except as set forth on Schedule 3.15 (d), to the best knowledge of the Seller, as of the date hereof there are no plans or arrangements providing for "Pizuiei Piturim" insurance coverage, disability benefits, vacation benefits, retirement benefits, deferred compensation, profit sharing, stock options or other form of post retirement benefits covering directors or employees or former directors or employees of the Companies which provide for any individual or collective terms and conditions of employment that are more favorable than the applicable collective Agreements, or the applicable requirements of Law in any material respect.

              e) To the best knowledge of the Seller, as of the date hereof there are no contracts, agreements, plans or arrangements covering directors or employees or former directors or employees of the Companies which contain any "change of control" or similar provisions.


       3.16   INSURANCE.
              Schedule 3.16 sets forth a complete list of the insurance policies currently in effect under which any of the Companies is an insured party. To the best knowledge of the Seller, the insurance maintained by the Companies is valid and enforceable in accordance with its terms, is in full force and effect, and insures against such risks and liabilities as are substantially consistent with customary practices and standards of companies engaged in similar businesses in Israel.


       3.17   BANK ACCOUNTS.
              Schedule 3.17 sets forth a complete list of the names of each bank or other financial institution in which the Company has an account, and the names of all persons authorized to operate such account.

       3.18   DISCLOSURE.
              The Seller has not knowingly withheld from the Buyer any fact with respect to the Company which the Seller believes would change in any material way to meaning of all or part of the declaration set forth in this Article II, including without limitation the Schedules attached hereto.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER


The Buyer represents and warrants to and/or the benefit of to the Seller as follows:


       4.1    CORPORATE ORGANIZATION.
              The Buyer is a company duly organized and validly existing under the laws of its country or state of incorporation. The Buyer has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.


       4.2    AUTHORIZATION AND VALIDITY OF AGREEMENT.
              The execution and delivery of this Agreement and the performance of the Buyer's obligations are subject to the approval of MRV's Board of Directors and no other corporate proceeding other then such approval will be necessary to authorize such execution, delivery and performance. This Agreement if approved by MRV's Board of Directors and assuming due authorization execution and delivery by the Seller and the Company, constitutes a legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.


       4.3    NO CONFLICT OR VIOLATION.
              Neither the execution and delivery of this Agreement, nor the performance by the Buyer of its obligations hereunder, nor the consummation of the transactions provided for hereby, does or will
              (I) conflict with or violate any provision of the Organizational Documents of the Buyer: (ii) violate, conflict with or result in the breach or termination of any Contracts or Permits to which the Buyer is a party or by which any of it or its securities, properties or assets are bound: (iii) result in the creation of any Liens upon any of its securities, properties or assets, or
              (iv) constitute a violation by the Buyer of any Laws or Judgments applicable to it: except, in each such case, for such any such matters that would not, either individually or in the aggregate, adversely effect the ability of the Buyer to perform its obligations under this Agreement.

       4.4    GOVERNMENTAL APPROVALS.
              No Governmental Approval is required to be made or obtained by the Buyer, in connection with the execution and delivery of this Agreement by the Buyer or the performance by the Buyer of its obligations hereunder, other than the receipt of the approval of the Israeli Anti Trust Commissioner.




                                    ARTICLE V

                             COVENANTS OF THE SELLER


       5.1    ORDINARY COURSE OF BUSINESS.
              During the period from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement or as otherwise consented to in writing by the Buyer: (a) the Seller will ensure that the Company carries on its business only in the ordinary course in substantially the same manner as heretofore conducted: and (b) the Seller will not permit of the Company to:

              (i)    amend its Organizational Documents:

              (ii) acquire, by merger, consolidation, purchase of stock or assets or otherwise, any corporation, partnership, association or other business organization:

              (iii) alter its outstanding capital stock or declare, set aside, make or pay and dividend or other distribution in respect of its capital stock (in cash or otherwise), or purchase or redeem any shares of its capital stock:

              (iv) issue or sell (or agree to issue or sell) any of its capital stock or any options, warrants or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares:

              (v) grant any general increase in the remuneration and benefits of the Companies' employees or make any other material change in the level or remuneration of such employees or in the Companies' employment polices:

              (vi) incur, other than in the ordinary course of business consistent with past practice, any material indebtedness for borrowed money (including through the issuance of debt securities) or vary in any material manner the terms of any material existing indebtedness:

              (vii) make any change in its accounting procedures or practices unless mandated by generally accepted accounting principles: or

              (viii) agree to take any of the actions set forth in the foregoing subsections (I) through (vi).

       5.2    ACCESS AND INFORMATION.
              During the period from the date of this Agreement to the Closing (or the earlier termination of this Agreement), the Seller shall permit the Buyer and its representatives reasonable access during normal business hours to the premises and the books and records of the Company, provided that such access shall not interfere with the normal business and operations of the Company.



                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS


       6.1    APPROVAL BY THE ANTI TRUST COMMISSIONER.
              The Closing of the Sale and purchase of shares is conditioned upon the receipt of the approval of the Anti Trust Commissioner or its Ruling that such approval is not necessary under Law. The Buyer and the Seller will exercise their best efforts to obtain, as soon as reasonably practicable, the approval of the Israeli Anti Trust Commissioner to the transaction described in this Agreement. The failure to receive such approval will not give rise to any claim by the Buyer or Seller provided both parties will exercise their best efforts to receive such approval.


       6.2    OTHER APPROVALS
              The Seller undertakes to secure at or before closing all other approvals and consents necessary for the transfer of shares under this Agreement and for all such other Contemplated Transactions under this Agreement.


       6.3 The Seller will call or cause to be called shortly after the execution of this Agreement a meeting of the, its Board of Directors and a General Meeting of the Shareholders of the Company and will present to all such organs of the Company the transactions contemplated under this Agreement including the details of the Option Agreement he intends to sign with the Buyer as well as all other details of his interests in the Transactions with the Buyer and will hand over to the Buyer the minutes of the the Board of Directors and the General Meeting of Shareholders certified to be true and correct by the Company's Attorney. Receipt of the approval of the Board of Directors of the Company described in this section 6.3 is a condition precedent to Closing.


       6.4 Sellers undertake to notify all Shareholders of the Company of the Execution of this Agreement and to cause to registered Shareholders of the Company holding together at least 80% of the issued Share Capital of the Company to execute this Agreement and transfer their shares to the Buyer at Closing in accordance with the terms of this Agreement. The execution of this Agreement by registered Shareholders holding at least 80% of the issued Share Capital of the Company is a condition precedent to Closing by Buyer that can be waived by Buyer at Buyer's sole discretion.

       6.5    The Purchase Price and the form of payment described in Section
              1.3 are the Purchase Price and payment for all the shares of the Company subject to the terms and conditions of this Agreement. The Buyer will deposit at Closing with Nathan Shilo, Advocate the pro rata MRV Shares to be transferred to any Shareholder of the Company that will not transfer his shares to the Buyer at the Closing (The " Non Transferring Shareholders"). Advocate Nathan Shilo will hand over a pro rata share certificate to the MRV Shares to each one of the Not Transferring Shareholders that will execute this Agreement and transfer his shares in the Company to the Buyer after the Closing but not later than 90 days past the Closing date. All MRV Shares remaining with Advocate Nathan Shilo 91 days after the Closing will be returned to Buyer upon Buyer's written request and the Buyer will have no further obligations to purchase any shares of the Company from the Non Transferring Shareholders after 91 days from the day of Closing have past.



                                   ARTICLE VII

                    REPAYMENT AND INDEMNIFICATION OBLIGATIONS


       7.1    REPAYMENT OBLIGATIONS OF THE SELLER.
              From and after the Closing the Seller and all Additional Sellers that have transferred their shares in the Company to the Buyer undertake to pay to the Buyer as a partial repayment of the Purchase Price (i) any amount of money owed by the Company to any party which was not described or disclosed to Buyer under this Agreement (ii) any amount of money owed by the Company under any judgment rendered against the Company before or after the Closing which remains unpaid at the date of Closing or after closing together with all other related costs any such repayment will be first done from the amount deposited referred to in Article 7.8.


       7.2    SURVIVAL OR REPRESENTATIONS
              All representations, warranties, covenants and obligations made by any party in this Agreement shall survive the Closing. Any limitation or qualification set forth in any one representation and warranty shall not limit or qualify any other representation and warranty. The right to indemnification under this Section or any other remedy based on the breach or inaccuracy of any representation or warranty in this Agreement or breach of, or noncompliance with, any covenant or obligation in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to any such representation, warranty covenant or obligation. The waiver by any party of any condition at Closing or the breach or inaccuracy of any representation or warranty, or breach of, or noncompliance with, any covenant or obligation, will not affect the right of such party to indemnification, payment of damages or other remedy based on such breach, inaccuracy or noncompliance.


       7.3    INDEMNIFICATION BY SELLER
              Seller, and all Other Selling Shareholders, , shall indemnify, defend, save and hold harmless Buyer and its officers, directors, employees, agents and Affiliates (including, after the Closing, the Company: each, a "BUYER INDEMNITEE") from and against all damages directly or indirectly asserted against, imposed upon, resulting to, or incurred or required to be paid by any Buyer Indemnitee up to the pro rata share of the consideration received by each one of the Sellers and Other Selling Shareholders pursuant to this Agreement from or in connection with:

              a) any material breach or inaccuracy of any representation or warranty made by Seller or the Company in this Agreement, in any supplement to the Schedules, in any certificate or document delivered by Seller or the Company in connection with this Agreement or any other agreement to which Seller or the Company, or both, is or is to become a party:

              b) any material breach or nonperformance of any covenant or obligation made by Seller or the Company in or in connection with this Agreement or any other agreement to which Seller or the Company, or both, is or is to become a party:

              c) any product shipped or manufactured by, or any services provided by, the Company prior to the Closing Date:

              d) any Environmental Liabilities of the Company, arising out of or relating to (i) any violation of or noncompliance with any Environmental Law occurring prior to the Closing Date by the Company or any other person for whose conduct the Company is or may be held responsible, (ii) the ownership or operation, or, any condition at, the facilities on or prior to the Closing Date, including any migration of any such condition after the Closing Date,
                     (iii) the presence or release of any regulated material at or with respect to the facilities on or prior to the Closing Date, (iv) any hazardous activity conducted by the Company or any other Person acting as agent for or on behalf of the Company, (v) any release by the Company or any other person acting as agent for or on behalf of the Company on any other property, and (vi) any remedial action required to be taken by the Company: and

              e) any and all other material Liabilities of the Company existing on the Closing Date or arising out of any transaction entered into, or any state of facts existing, prior to the Closing Date, except for those Liabilities that are expressly quantified and set forth in this Agreement and its Schedules.

       7.4    INDEMNIFICATION BY BUYER.
              Buyer shall indemnify, defend, save and hold harmless Seller and its officers, directors, employees, Affiliates and agents (each, a "Seller Indemnitee") from and against any and all Damages (collectively, "Seller Damages") directly or indirectly asserted against, imposed upon, resulting to, or incurred or required to be paid by any Seller Indemnitee from or in connection with, (i) any breach or inaccuracy of any representation or warranty made by Buyer in connection with this Agreement (ii) a breach or nonperformance of any covenant or agreement made by Buyer in or in connection with this Agreement or in any other agreement to which Buyer is or is to become a party.


       7.5    NOTICE OF CLAIMS.
              If any Buyer indemnitee or Seller Indemnitee (an "Indemnified Party") believes that it has suffered on incurred, or will suffer or incur, any Damage for which it is entitled to indemnification under this Article VIII, the Indemnified Party shall notify the party or parties from whom indemnification is being claimed (the "Indemnifying Party"). This notice shall specify the factual basis of the claim in reasonable detail in light of the circumstances then existing, If any Legal Proceeding is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall notify the Indemnifying Party of such action or suit.


       7.6    THIRD PARTY CLAIMS
              The Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense of any third party claim, action or suit. The Indemnified Party may compromise or settle third party claim, action or suit so long as the Indemnified Party gives the Indemnifying Party advance notice of any proposed compromise or settlement. The Indemnified Party shall permit the Indemnifying Party to participate in the defense of any such claim, action or suit (except those involving Taxes, Environmental Remedial Actions and any related Legal Proceeding) through counsel chosen by the Indemnifying Party, so long as the fees and expenses of that counsel are borne by the Indemnifying Party. If the Indemnified Party permits the Indemnifying Party to undertake, conduct and control the conduct and settlement of such claim, action or suit: (i) the Indemnifying Party shall not permit any Encumbrance to exist upon any asset of the Indemnified Party:
              (ii) the indemnifying Party shall not consent to any settlement that does not include as an unconditional term of the settlement the giving of a complete release from Liability with respect to such action or suit to the Indemnified Party: (iii) the Indemnifying Party shall permit the Indemnified Party to participate in such conduct or settlement through counsel chosen by the Indemnified Party (without any Order by any Governmental
              Body): and (iv) the Indemnifying Party shall agree promptly to reimburse the Indemnified Party for the full amount of any Damages including fees and expenses of counsel for the Indemnified Party.

       7.7    COMPANY LIABILITY
              After the Closing, the Company shall have no Liability to Seller for any breach of any representation or warranty made by Seller or the Company to Buyer in this Agreement, in any certificate or document furnished in connection with this Agreement by Seller or the Company or any Other Agreement to which Seller or the Company, or both, is or is to become a party.


       7.8 As collateral for Seller's undertakings to pay to Buyer a partial repayments of the Purchase Price the Sellers will deposit with Michael Talmor Attorney at Law and Yigal Slonim Attorney at Law as joint Trustees (the "Trustee") an amount of shares out of the PP Shares equal in value to U.S. $ 10,000,000 (ten million U.S. Dollars) to be computed as per the Closing Price of the MRV Shares on the day prior to the closing day (the "Deposited Shares"). The Trustee is hereby instructed to sell the Deposited Shares immediately following the Registration of the PP Shares and deposit the proceeds of such sale in a bank account (the "Trust Account"). The Trustee will be permitted to sell the Deposited Shares at any earlier date upon a written demand of Buyer notifying the Trustee of a substantiated claim against the Company or any other claim for indemnification made by the Buyer. The Trustee is hereby irrevocably instructed to pay out of the Trust Account any amount due to the Buyer under this Agreement at Buyers first demand. Any amounts due to the Buyer under this Agreement which exceed the amounts in the Trust Account or the value of the Deposited Shares will be paid from Seller's funds. Any amounts of money or shares remaining in the Trust Account after the time for claim indicated in Section 8.9 will be refunded by the Trustee to the Sellers.

              In the event that no claim for indemnification by Buyer has been made within 2 years from date of Closing the Deposited Shares and or any amount of cash in the Trust Account will be refunded to the Sellers.


       7.9    TIME FOR CLAIMS.
              Any claim for indemnification under this Agreement must be made within five (5) years of the Closing Date, except that the right to make a claim for a partial repayment of the Purchase Price shall survive until the end of the financial year following the seventh anniversary of the Closing Date.



                                  ARTICLE VIII

                                  MISCELLANEOUS


       8.1    PUBLICITY.
              From the date hereof through and including the Closing Date, the Seller or the Company shall not issue, or cause or permit the publication by any of their respective Affiliates or representatives, of any press release or other public announcementwith respect to this Agreement except with the consent of the Buyer or as may be required by applicable Law. The requirements of this Section 9.1 shall be in Addition to those included in any Confidentiality Agreement (as defined in Section
              9.5 below).


       8.2    FURTHER ASSURANCES.
              After Closing, without further consideration, Seller shall take or cause to be taken such actions (including the execution, acknowledgment and deliver of instruments, documents, transfers, conveyances and assurances) as Buyer may request for the better conveying, transferring, assigning delivering the Shares to Buyer or any of the assets used in the Business to the Company.


       8.3    OFFSET ASSIGNMENT.
              Buyer shall be entitled to offset, setoff or recoup from any amounts due to Seller from Buyer under this Agreement or under any Other Agreement against any obligation of Seller to Buyer under this Agreement or under any Other Agreement. This Agreement and all the rights and powers granted by this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement and the rights, interests and obligations under this Agreement may not be assigned by any party without the prior written consent of the other parties, except that Buyer may make such assignments to any Affiliate of Buyer provided that Buyer remains liable under this Agreement.


       8.4    SCHEDULES.
              The disclosures in the Schedules to this Agreement, and those in any supplement to the Schedules, relate only to the representations and warranties in the Section of the Agreement to which they expressly refer and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the statements in this Agreement and those in the Schedules, the statements in this Agreement will control.


       8.5    AMENDMENT AND WAIVER: CUMULATIVE EFFECT.
              To be effective, any amendment or waiver under this Agreement must be in writing and signed by the party against whom enforcement of the same is sought Neither the failure of any party to exercise any right, power or remedy provided under this Agreement or to insist upon compliance by any other party with its obligations under this Agreement, nor any custom or practice of the parties at variance with the terms of this Agreement, shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter at law, in equity, by statute or otherwise.

       8.6    SEVERABILITY.
              If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any applicable Legal Requirement in any particular respect or under any particular circumstances, then, so long as the economic or legal substance of the Contemplated Transactions is not affected in any manner materially adverse to any party, (i) such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and (ii) all other terms, conditions and provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the Contemplated Transactions are fulfilled to the fullest extent possible.


       8.7    FINANCIAL ADVISORS, BROKERS AND FINDERS.

              a) The Seller represents and warrants to the Buyer that it has not employed the services of an investment banker, financial advisor, broker or finder in connection with this Agreement or any of the transactions contemplated hereby. The Seller indemnifies and agrees to defend and hold the Buyer and each of the Companies harmless against and in respect of all claims, losses, liabilities, fees, costs and expenses which may be asserted against the Buyer (or any Affiliate of the Buyer) by any broker or other person who claims to be entitled to an investment banker's, financial advisor's, broker's, finder's or similar fee or commission in respect of the execution of this Agreement, or the consummation of the transactions contemplated hereby, by reason of his acting at the request of the Seller.

              b) The Buyer represents and warrants to the Seller that it has not employed the services of an investment banker, financial advisor, broker or finder in connection with this Agreement or any of the transactions contemplated hereby. The Buyer indemnifies and agrees to save and hold the Seller harmless against and in respect of all claims, losses, liabilities, fees, costs and expenses which may be asserted against it by any broker or other person who claims to be entitled to an investment banker's, financial advisor's, broker's, finder's or similar fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, by reason of his acting at the request of the Buyer.


       8.8    COSTS AND EXPENSES.
              Whether or not the transactions contemplated by this Agreement are consummated, each of the parties to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions provided for hereby.

       8.9    NOTICES.
              All notices or other communications required or permitted by this Agreement shall be effective upon receipt and shall be in writing and delivered personally or by overnight courier, or sent by facsimile, as follows:

            If to Buyer, to: MRV COMMUNICATIONS INC.
                             20415 Nordhoff castsworth
                             Ca, 91311 U.S.A.


            With a copy to:  M. Talmor, Attorney at Law
                             3, Daniel Frisch St., Tel - Aviv
                             Israel


            If to the Seller, to:  Dr. David Medved
                             18 Marcus st., Jerusalem
                             Israel


            With a copy to:  Slonim and Waldinger
                             2 Kaufman st. Tel - Aviv 68012
                             Israel


              or to such other address as hereafter shall be furnished as any of the parties hereto to the other parties hereto.


       8.10   ENTIRE AGREEMENT.
              This Agreement (together with its Schedules) represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein. This Agreement supersedes the MOU executed on March 26 2000 all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement (other than the Confidentiality Agreement dated ________ (the "Confidentiality Agreement"), which shall remain in full effect for all purposes thereof) and all prior drafts of this Agreement, all of which are merged into this Agreement, No Memorandum of understanding, prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any proceeding or other legal action involving this Agreement. All Schedules hereto are part of the present Agreement, and any matter disclosed in any Schedule shall be deemed disclosed in every other Schedule.

       8.11   NO THIRD PARTY RIGHTS ASSIGNMENT.
              This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and shall not be assignable (other then by the Buyer to any of its affiliates) without the prior written consent of the other party. Notwithstanding the foregoing, the Seller acknowledge and agrees that the Buyer may at any time prior to Closing assign its rights to purchase the Shares and its other rights under this Agreement to one or more subsidiaries of the Buyer, provided that no such assignment shall relieve the Buyer of any of its obligations hereunder.


       8.12   TRANSFER TAXES.
              Any transfer taxes or similar levies that may become payable in Israel or any other Jurisdiction as a result of the execution of this Agreement or the transfer of the Shares pursuant thereto, and which are by law payable initially as a primary obligation of Seller shall be for the sole account of the Seller stamp tax in connection with this Agreement shall be paid in equal shares by Seller and Buyer.


       8.13   GOVERNING LAW.
              This Agreement shall be governed by and enforced in accordance with the laws of Israel and the Courts of Tel - Aviv, Israel will have sole Local Jurisdiction in connection with any dispute arising in connection with this Agreement and the transactions described.


IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT AS OF THE DATE FIRST ABOVE WRITTEN.


DAVID MEDVED
            ------------------------------
YAEL MEDVED - AMISHAV
                     ---------------------
BENYAMIN MEDVED
               ---------------------------
JONATHAN MEDVED
               ---------------------------
HARRY MEDVED
            ------------------------------
MICHAEL MEDVED
              ----------------------------
JOLT LTD.
         ----------------------------------------
BY: DAVID MEDVED CHAIRMAN OF THE BOARD AND C.T.O.


MRV COMMUNICATIONS INC.
                       ------------------
BY: YAFFA JACOB